As filed with the Securities and Exchange Commission on June 3, 2021
No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 __________________
FORM F-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 __________________
ZIM Integrated Shipping Services Ltd. (Exact name of registrant as specified in its charter)

State of Israel (State or other jurisdiction of incorporation or organization)	4412 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

ZIM Integrated Shipping Services Ltd.

9 Andrei Sakharov Street

P.O. Box 15067

Matam, Haifa 3190500, Israel

+972 (4) 865-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________

ZIM American Integrated Shipping Services Company, LLC

5801 Lake Wright Drive

Norfolk, Virginia 23502

757-228-1300

(Name, address, including zip code, and telephone number, including area code, of agent for service) __________________ Copies to:

Michael Kaplan, Esq. Pedro J. Bermeo, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 +1 (212) 450-4000	David Hodak, Adv. Adva Bitan, Adv. Gross & Co. One Azrieli Center, Round Building Tel Aviv 6701101, Israel Tel: +972 (3) 607-4444 Fax: +972 (3) 607-4422	Robert W. Downes, Esq. John Horsfield-Bradbury, Esq. Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 Tel: (212) 558-4000 Fax: (212) 558-3588	Adam M. Klein, Adv. Goldfarb Seligman & Co. 98 Yigal Alon Street Tel Aviv 6789141, Israel Tel: +972 (3) 608-9999 Fax: +972 (3) 609-9909

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. __________________
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐
If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File Number 333-256663
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Ordinary shares, no par value	281,080	$42.10	$11,833,468	$1,291.03

(1)	Includes 36,663 shares subject to the underwriters’ option to purchase additional shares. The shares being registered under this Registration Statement are in addition to the 7,740,170 shares registered pursuant to the Registration Statement on Form F-1 (File No. 333-256663) originally declared effective on June 3, 2021.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the ordinary shares on June 3, 2021, as reported on the NYSE. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $351,790,726 on the Registration Statement on Form F-1 (File No. 333-256663), which was declared effective by the Securities and Exchange Commission on June 3, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $11,833,468 are hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form F-1 is being filed with respect to the registration of additional ordinary shares, no par value, of ZIM Integrated Shipping Services Ltd., incorporated under the laws of the State of Israel (registration number 52-001504-1), pursuant to Rule 462(b) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended. This Registration Statement includes the registration statement facing page, this page, the signature pages, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent and accountants’ consent. This Registration Statement relates to the Registrant’s Registration Statement on Form F-1 (File No. 333-256663), initially filed by the Registrant on June 1, 2021, which was declared effective by the Securities and Exchange Commission on June 3, 2021.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of ordinary shares offered by 281,080 shares, which includes 36,663 additional shares that the underwriters have the option to purchase. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-1 (File No. 333-256663), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Exhibits

All exhibits filed with or incorporated by reference in Registration Statement No. 333-256663 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for those set forth in the exhibit index attached hereto, which are filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1*	Opinion of Gross & Co., Attorneys at Law, Israeli counsel of the Registrant, as to the validity of the ordinary shares

23.1*	Consent of Somekh Chaikin, a member firm of KPMG International

23.2*	Consent of Dixon Hughes Goodman LLP

23.3*	Consent of Gross & Co., Attorney at Law (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page to the prior Registration Statement (File No. 333-256663), filed with the Securities and Exchange Commission on June 1, 2021)

_____________ * Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on June 3, 2021.

ZIM Integrated Shipping Services Ltd.
By:	/s/ Eli Glickman
	Name:	Eli Glickman
	Title:	Chief Executive Officer and President

By:	/s/ Xavier Destriau
	Name:	Xavier Destriau
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on June 3, 2021.

Signature	Title	Date

/s/ Eli Glickman Eli Glickman	Chief Executive Officer, President (Principal Executive Officer)	June 3, 2021

/s/ Xavier Destriau Xavier Destriau	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 3, 2021

* Yair Seroussi	Chairman of the Board	June 3, 2021

* William (Bill) Shaul	Director	June 3, 2021

* Yair Caspi	Director	June 3, 2021

* Nir Epstein	Director	June 3, 2021

* Flemming Robert Jacobs	Director	June 3, 2021

* Dr. Karsten Karl-Georg Liebing	Director	June 3, 2021

* Birger Johannes Meyer-Gloeckner	Director	June 3, 2021

Signature	Title	Date

* Yoav Moshe Sebba	Director	June 3, 2021

* Liat Tennenholtz	Director	June 3, 2021

* George Goldman	ZIM American Integrated Shipping Services Company, LLC Authorized Representative in the United States	June 3, 2021

*        The undersigned, by signing his name hereto, signs and executes this Registration Statement pursuant to the Powers of Attorney executed by the above named signatories and previously filed with the Securities and Exchange Commission on June 1, 2021.

By:	/s/ Xavier Destriau Xavier Destriau Attorney-in-Fact